UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2012

Computer Vision Systems Laboratories, Corp.

(Exact name of registrant as specified in its charter)

Florida	00-52818	45-4561241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7145

(Registrant’s telephone number, including area code)

101 Plaza Real South, Suite 201S, Boca Raton, Florida 33432

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                      4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 26, 2012, the Company was informed by its independent accountants that their review of the Company’s financial statements for the three and nine months ended September 30, 2012, contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the “10-Q”) as filed with the Securities and Exchange Commission (“SEC”) on November 19, 2012 could no longer be relied upon due to a change in the accounting treatment of the completed share exchange contemplated by the Share Exchange Agreement, dated August 24, 2012 (the “Share Exchange Agreement”), by and among the Company, Happenings Communications Group, Inc., and Rochon Capital Partners, Ltd.. As a result the Company filed an amendment to the 10-Q with the SEC on November 28, 2012, which contained revised financial statements which may be relied upon.

Item 9.01 Financial Statements and Exhibits.

(a) – (c)

N/A

(d) Exhibits.

7.1 Letter from Peter Messineo, CPA to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2012

COMPUTER VISION SYSTEMS LABORATORIES, CORP

By:	/s/ John P. Rochon
Chief Executive Officer and Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

7.1	Letter from Peter Messineo, CPA to the Securities and Exchange Commission.